N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management Trust
Legg Mason BW Global High Yield Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund?s Prospectus and Summary Prospectus as filed with the Securities and Exchange
Commission pursuant to Rule 497 of the
Securities Act of 1933 on March 3, 2016
(Accession No. 0001193125-16-491471).  The
Registrant  also incorporates by reference Post-
Effective Amendment No. 120 to Form N-1A filed on February 24, 2016 pursuant to Rule
485(b) of the Securities Act of 1933 (Accession
No. 0001193125-16-475962).